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Patent Assignment Abstract of Title NOTE:Results display only for issued patents and published applications. For pending or abandoned applications please consult USPTO staff.

Total Assignments: 5
Patent #: 6839412	Issue Dt: 01/04/2005	Application #: 10604617	Filing Dt: 08/05/2003
Inventor: John Francis Baxter JR.
Title: AUDIO FILE TRANSMISSION METHOD

Assignment: 1       Reel/Frame: 020092/0696       Recorded: 11/12/2007       Pages: 2

Conveyance:  ASSIGNMENT OF ASSIGNORS INTEREST (SEE DOCUMENT FOR DETAILS).

Assignor:   BAXTER, JOHN FRANCIS, JR.       Exec Dt: 04/22/2007

Assignee:   CALYPSO WIRELESS, INC.       2500 N.W. 79TH AVENUE, SUITE 220, DORAL, FLORIDA, 33122

Correspondent:   MALLOY & MALLOY, P.A.       2800 S.W. THIRD AVENUE, HISTORIC CORAL WAY, MIAMI, FL 33129

Assignment: 2       Reel/Frame: 020837/0392       Recorded: 04/22/2008       Pages: 11

Conveyance:   ASSIGNMENT OF ASSIGNORS INTEREST (SEE DOCUMENT FOR DETAILS).

Assignor:   CALYPSO WIRELESS, INC.       Exec Dt: 04/03/2008

Assignees:   JIMMY WILLIAMSON, P.C. [25% ONLY UNDIVIDED]       4310 YOAKUM BOULEVARD, HOUSTON, TEXAS 77006

                    DRAGO DAIC [25% ONLY UNDIVIDED]       11 LAKE STERLING GATE DRIVE, SPRING, TEXAS 77379

Correspondent:   JONATHAN PIERCE       600 TRAVIS, SUITE 7100, HOUSTON, TX 77002

Assignment: 3       Reel/Frame: 020837/0403       Recorded: 04/22/2008      Pages: 12

Conveyance:   PATENT MORTGAGE AND SECURITY AGREEMENT

Assignor:   CALYPSO WIRELESS, INC.     Exec Dt:04/03/2008

Assignees:   JIMMY WILLIAMSON, P.C.      4310 YOAKUM BOULEVARD, HOUSTON, TEXAS, 77006

                    DAIC, DRAGO      11 LAKE STERLING GATE DRIVE, SPRINT, TEXAS 77379

Correspondent:   JONATHAN PIERCE       600 TRAVIS, SUITE 7100 HOUSTON, TX 77002

Assignment: 4       Reel/Frame: 021291/0941       Recorded: 07/28/2008      Pages: 22

Conveyance:   ASSIGNMENT OF ASSIGNORS INTEREST (SEE DOCUMENT FOR DETAILS).

Assignor:   CALYPSO WIRELESS, INC.       Exec Dt: 07/28/2008

Assignee:   BAXTER, JOHN F., JR.       9201 COLLINS AVENUE, SUITE 924, SURFSIDE, FLORIDA 33154

Correspondent:   SMITH & HOPEN, P.A.       180 PINE AVENUE NORTH, OLDSMAR, FL 34677

Assignment: 5       Reel/Frame: 022542/0992       Recorded: 04/15/2009       Pages: 5

Conveyance:   TERMINATION OF ASSIGNMENT AGREEMENT DATED APRIL 3, 2009

Assignors:   JIMMY WILLIAMSON, P.C.       Exec Dt: 04/03/2009

                    DAIC, DRAGO       Exec Dt: 04/03/2009

Assignee:   CALPSO WIRELES, INC.       21 WATERWAY AVE., SUITE 300, THE WOODLANDS, TEXAS, 77380

Correspondent:   JONATHAN PIERCE       600 TRAVIS, SUITE 7100, HOUSTON, TX 77002

Search Results as of: 06/28/2009 01:34 PM If you have any comments or questions concerning the data displayed, contact PRD / Assignments at:   571-272-3350 .

USPTO Assignments on the Web

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